UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, the Board of Directors of Avon Products, Inc. (the “Company”) elected Sherilyn S. McCoy, Chief Executive Officer of the Company, to the Board effective immediately. As an officer of the Company, Ms. McCoy will receive no remuneration for her services as a director.

Ms. McCoy, age 53, previously served 30 years with Johnson & Johnson, where she rose to Vice Chairman in January 2011. In her most recent role, she oversaw the company's Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served as Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011, as Worldwide Chairman, Surgical Care Group from 2008 to 2009, and as Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Prior to that, she served as Global President for the Baby and Wound Care franchise of McNEIL-PPC, Inc., a subsidiary of Johnson & Johnson, from 2002 to 2005, after serving as Vice President, Marketing for a variety of global brands within its Skin Care franchise and as Vice President, Research & Development for the Personal Products Worldwide Division. Ms. McCoy joined Johnson & Johnson in 1982 as an Associate Scientist in Research & Development for Personal Products Company, a subsidiary of Johnson & Johnson.

(Page 2 of 3 Pages)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Senior Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: May 3, 2012